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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14C

Amendment No. 1

PROXY STATEMENT PURSUANT TO SECTION 14(C-A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant

[X]

Filed by a Party other than the Registrant

[   ]

Check the appropriate box:

[X]

Preliminary Information Statement

[   ]

Confidential for use of the Commission Only

[as permitted by Rule 14c-5(d)(2)]

[   ]

Definitive Information Statement

HuntMountain Resources

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:  None

(2) Aggregate number of securities to which transaction applies:  None

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):-$0- no fee is payable pursuant to Rule 0-11(c) (ii)

(4) Proposed maximum aggregate value of transaction: N/A

(5) Total fee paid: -0-

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: N/A

(2) Form, Schedule or Registration Statement No.: N/A

(3) Filing Party: N/A

(4) Date filed: N/A

SEC 733A  (3-06)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

HuntMountain Resources

1611 N. Molter Road, Suite 201

Liberty Lake, Washington 99019

Notice of Amendment to the Annual Meeting of Shareholders

Dear Shareholder:

We regret to announce the delay of our Annual Meeting due to some unforeseen scheduling conflicts. We must delay the Annual meeting to a date that has yet to be determined; and at such time as a date and time have been selected, we will be sure to notify you, our shareholders, immediately.

Sincerely,

Tim Hunt, Chairman & CEO